Exhibit 99.1

ANI Pharmaceuticals Enters Three Year $30 Million Asset Based Line of Credit with Citizens Bank

BAUDETTE, Minnesota, May 13, 2016 /PRNewswire/ -- ANI Pharmaceuticals, Inc. ("ANI") (Nasdaq: ANIP) today announced that it has entered a new three year senior secured asset-based revolving credit facility for up to $30 million. This facility will be secured by inventory and certain other working capital and related assets of ANI Pharmaceuticals, Inc.

Arthur S. Przybyl, ANI's President and CEO stated, "Establishing a line of credit is an important milestone for ANI and one we view as appropriate given our company's recent growth and future plans. We are excited to enter this financial partnership with Citizens Bank."

"ANI Pharmaceuticals is a great new client and Citizens is very happy to be able to offer our industry expertise to help them achieve their strategic and financial goals," said Daniel K. Fitzpatrick, Head of National Mid-Corporate and Industry Verticals at Citizens Bank.

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation's oldest and largest financial institutions, with $140.1 billion in assets as of March 31, 2016. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. In Consumer Banking, Citizens helps its retail customers "bank better" with mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,200 ATMs and approximately 1,200 Citizens Bank branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Citizens also provides mortgage lending, auto lending, student lending and commercial banking services in select markets nationwide. In Commercial Banking, Citizens offers corporate, institutional and not-for-profit clients a full range of wholesale banking products and services including lending and deposits, capital markets, treasury services, foreign exchange and interest hedging, leasing and asset finance, specialty finance and trade finance.

Citizens operates through its subsidiaries Citizens Bank, N.A. and Citizens Bank of Pennsylvania. Additional information about Citizens and its full line of products and services can be found at www.citizensbank.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects , the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations
IR@anipharmaceuticals.com